Contact:	Paul Dickard (Media) (201) 573-3120 Joe Fimbianti (Analysts) (201) 573-3113

Ingersoll Rand to Describe Progress in Executing Its Transformation Strategy
At the Sanford C. Bernstein Strategic Decisions Conference

Hamilton, Bermuda, May 31, 2007—Ingersoll-Rand Company Limited’s (NYSE:IR) chairman, president and chief executive officer Herbert L. Henkel today will describe the company’s progress in executing its transformation strategy during the Sanford C. Bernstein Strategic Decisions Conference in New York, NY.

“In 2000 we began a process to transform Ingersoll Rand into a diversified industrial firm capable of delivering consistently improving financial performance across all phases of the business cycle,” Henkel said. “In pursuing this goal, we have divested heavy-machinery, capital-intensive businesses, and completed approximately 65 bolt-on acquisitions of businesses whose growth, market and operational characteristics offer the prospect of consistent financial performance over the long term.

“Our recent announcement to explore strategic alternatives for our Bobcat, Utility Equipment and Attachments businesses represents a continuation of Ingersoll Rand’s transformation. At the conclusion of the process, which may include an outright sale of these businesses or a spin-off to shareholders, Ingersoll Rand’s global growth platforms will consist of businesses providing customer solutions for climate control, industrial productivity and security. These businesses are well positioned to deliver the growth and financial returns expected from a leading diversified industrial company.”

In keeping with the company’s transformation, Ingersoll Rand’s financial results will now be reported in three segments: Climate Control Technologies, Industrial Technologies (including Club Car), and Security Technologies. The Bobcat, Utility Equipment and Attachments businesses are expected to be reclassified as discontinued operations.

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“I am also pleased that our board of directors continues to express their confidence in our ongoing transformation. On May 14, 2007, the board approved the expansion of its share-repurchase authorization, which was originally announced in December 2006, from $2 billion to $4 billion. We plan to accelerate the repurchase program to complete $2 billion of share repurchases by the end of the 2007 third quarter.” Approximately $330 million in shares had been repurchased as of early May 2007 under the original authorization.

The timing of the remaining $2 billion of the share repurchase authorization will depend on the disposition of the Bobcat, Utility Equipment and Attachments businesses, as well as other uses of cash in conjunction with the company’s acquisition program.

“We have tremendous flexibility in executing our strategies to enhance shareholder value as the result of our strong annual operating cash flow, the prospective proceeds from the sale or spin-off of the Bobcat, Utility Equipment and Attachments businesses, the proceeds of more than $1 billion we received from the recent divestiture of our Road Development business, and our strong balance sheet. We will continue to execute share repurchases and pursue growth through strategic acquisitions.”

To view the presentation to be given during the conference, please refer to: http://www.ingersollrand.com/investorrelations/analysts.

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This news release includes "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.

These risks and uncertainties include, but are not limited to: fluctuations in the condition of, and the overall political landscape of, the economies in which we operate; our competitive environment; material changes in technology or technology substitution; our ability to attract, train and retain highly-qualified employees; unanticipated climatic changes; changes in governmental regulation; the costs and effects of legal and administrative proceedings; changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof; currency fluctuations; our ability to complete acquisitions on financially attractive terms and successfully integrate them with our other businesses; and the impact of new accounting standards. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date made. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including, but not limited to, its report on Form 10-Q for the quarter ended March 31, 2007.

Ingersoll Rand is a global diversified industrial firm providing products, services and solutions to transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency. Driven by a 100-year-old tradition of technological innovation, we enable companies and their customers to create progress. For more information, visit www.ingersollrand.com.